UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                 placeCityWASHINGTON, StateD.C. PostalCode20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): Novemeber 7, 2012


                         ROCKDALE RESOURCES CORPORATION
               ------------------ -------------------------------
             (Exact name of Registrant as specified in its charter)



     Colorado                        000-52692                 86-1061005
--------------------         ------------------------    -----------------------
(State or other jurisdiction   (Commission File No.)       (IRS Employer
of incorporation)                                        Identification No.)


                        11044 Research Blvd., Suite A-200
                                Austin, TX 78759
                 ---------------------------- -----------------
          (Address of principal executive offices, including Zip Code)



        Registrant's telephone number, including area code: (512) 795-2300
                                                            --------------


                                            N/A
                (Former name or former address if changed since last report)




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Item 2.01 Completion of Acquisition or Disposition of Assets


Pursuant to an agreement with Kingman Operating Company, the Company:

        o paid Kingman $475,000 for the assignment of a 100% working interest (75% net revenue interest) in an oil and gas lease covering 200 acres in the Minerva-Rockdale Field; and

        o had the option at any time on or before November 1, 2012 to acquire a 100% working interest (75% net revenue interest) in a lease covering 300 acres, which lease is immediately adjacent to the lease referred to above, for $1,275,000.


      On November 7, 2012 the Company and Kingman amended their agreement relating to the 300 acre lease such that the Company issued Kingman 400,000 shares of its restricted common stock, valued at $280,000, for the option to acquire the lease at any time on or before January 31, 2012 for $920,000.




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                                         SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Date:  November 8, 2012                      ROCKDALE RESOURCES
                                                      CORPORATION



                                                By:/s/ Michael Smith
                                                   --------------------
                                                   Michael Smith, Chief
                                                   Executive Officer